EXHIBIT 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

 I, Wei Shi, certify that:

1.
I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Toyota Auto Receivables 2016-A Owner Trust (the “Exchange Act periodic reports”);

2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.
Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: Deutsche Bank Trust Company Americas, as indenture trustee of the issuing entity, and Wells Fargo Delaware Trust Company, National Association, as owner trustee of the issuing entity.

March 28, 2018	By: /s/ Wei Shi

Wei Shi
President, Chief Executive Officer & Chief Financial Officer
Toyota Auto Finance Receivables LLC, as Depositor
(Senior officer in charge of securitization of the depositor)